Exhibit 10.1

BANKRATE, INC.

2015 EQUITY COMPENSATION PLAN

Section 1.	Purpose

The purpose of this Bankrate, Inc. 2015 Equity Compensation Plan (this “Plan”) is to attract and retain officers, employees, and non-employee directors of Bankrate, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and to provide to such persons incentives and rewards for superior performance. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in Section 2.

Section 2.	Definitions

“Affiliate” means any Subsidiary or any other corporation, partnership, joint venture, limited liability company, or other entity or enterprise, of which the Company owns or controls, directly or indirectly, 20% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power.

“Apax VII Funds” means, collectively, Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., and Apax Europe VII-1, L.P.

“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.

“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, unrestricted Share, Cash Award, dividend equivalent, or other award granted under this Plan.

“Award Agreement” means an agreement, certificate, resolution, or other type or form of written document or other evidence, in such form as the Committee may from time to time prescribe, setting forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or an Eligible Participant.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Section 11.5(c).

“Cash Award” shall mean an Award denominated in cash.

“Change in Control” has the meaning set forth in Section 11.5.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, or another committee of the Board, as determined by the Board, or its permitted delegate.

“Company” has the meaning set forth in Section 1.

“Corporate Transaction” means a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of an Affiliate, or another event similar to any of the foregoing, affecting or involving the Company or any of its Affiliates.

“Covered Employee” means a Participant designated prior to or at the time of the grant of an Award by the Committee as an individual who is or may be a “covered employee” of the Company within the meaning of Section 162(m)(3) of the Code, in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

“Cause” means, except as specified otherwise by the Committee at the time of the Award grant, a finding by the Board that the Participant (a) has breached his or her employment or service contract or noncompetition agreement with the Company; (b) has engaged in disloyalty or dishonesty to the Company, including, without limitation, fraud, embezzlement, theft, malfeasance, gross negligence, or misconduct that, in the judgment of the Board, is, or is likely to, lead to material injury to the Company or the business reputation of the Company; (c) has willfully failed to comply with the direction of the Board or failed to follow the policies, procedures, and rules of the Company; (d) has negligently failed to comply with the direction of the Board or failed to follow the policies, procedures, and rules of the Company and such negligent failure was not cured within 10 days of receipt of written notice; (e) has been convicted of, or has entered a plea of guilty or no contest to, a felony or crime involving moral turpitude; or (f) has disclosed trade secrets or confidential information of the Company to Persons not entitled to receive such information. Notwithstanding the foregoing, if a Participant is party to an individual employment agreement that is operative and that defines “Cause,” such definition shall apply for purposes of this Plan.

“Director” means a member of the Board.

“Disability” means a physical or mental disability that causes a Participant to be considered disabled under the terms of the disability income plan applicable to such Participant, whether or not such Participant actually receives such disability benefits, or, in the event that there is no disability income plan applicable to such Participant, as determined by the Committee.

“Effective Date” has the meaning set forth in Section 3.

“Eligible Participant” means any (a) Non-Employee Director or (b) individual who is an employee of the Company or a Subsidiary.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exercise Price” means the price at which a Participant may purchase a Share covered by an Option, or the price with respect to which the Fair Market Value of a Stock Appreciation Right is determined, as applicable.

“Fair Market Value” means, with respect to any given date, (a) the closing per-share sales price for the Shares on the Applicable Exchange on that date, or if the Shares were not traded on the Applicable Exchange on that date, then on the most recent preceding date on which the Shares were traded, all as reported by such source as the Committee may select. If there is no regular public trading market for the Shares, the Fair Market Value shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.

“Full-Value Grant” means any Award other than an Option or a Stock Appreciation Right.

“Grant Date” means the date as of which the Committee determines that a grant of an Award shall be effective.

“Incentive Option” means any Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Incumbent Board” has the meaning set forth in Section 11.5(b).

“Non-Employee Director” means a Director who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Option” means any Option that is not an Incentive Option.

“Option” means a right granted under this Plan to a Participant to purchase a Share at a specified price for a specified period of time.

“Outstanding Company Common Stock” has the meaning set forth in Section 11.5(a).

“Outstanding Company Voting Securities” has the meaning set forth in Section 11.5.

“Participant” means an Eligible Participant to whom an Award has been granted pursuant to this Plan; provided that in the case of the death or legal incapacity of a Participant, the term “Participant” shall refer to a beneficiary designated pursuant to Section 7.4 or Section 12.1 or the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of such Participant under state law and court supervision or comparable office and supervision under applicable foreign law.

“Performance Goal” means the measurable performance objective or objectives established pursuant to this Plan for Eligible Participants who, when so determined by the Board, have received grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents, or other Awards pursuant to this Plan. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Participant or of the Subsidiary, division, department, region, or function within the Company or Subsidiary by which the Eligible Participant is employed. The Performance Goals may be made relative to the performance of other corporations. The Performance Goals applicable to any Award to a Covered Employee that is intended to comply with Section 162(m) of the Code shall be based on specified levels of or growth in one or more of the following criteria (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, or geographical basis or in combinations thereof): (a) sales; (b) revenues; (c) assets; (d) expenses; (e) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); (f) return on equity, investment, capital, or assets; (g) one or more operating ratios, such as earnings before interest, taxes, and/or depreciation and amortization; (h) borrowing levels, leverage ratios, or credit rating; (i) market share; (j) capital expenditures; (k) free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (l) stock price; (m) earnings per share; (n) shareholder return; (o) sales of particular products or services; (p) customer acquisition or retention; (q) acquisitions and divestitures (in whole or in part); (r) economic value added; (s) strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals; (t) cost targets, customer satisfaction, supervision of litigation or information technology; (u) joint ventures and strategic alliances; (v) spin-offs, split-ups, and the like; (w) reorganizations; or (x) recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings.

A Performance Goal and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result, or avoidance of loss. To the extent consistent with the requirements for satisfying the Section 162(m) Exemption, the Committee may provide in the case of any Award intended to qualify for such Section 162(m) Exemption that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Goals.

“Permitted Holder” means, as of the date of determination, any and all of (a) an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (b) for so long as Apax VII Funds and its Affiliates own in the aggregate more than 5%, but not more than 50%, of the Outstanding Company Voting Securities, Apax VII Funds or any of its Affiliates.

“Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” has the meaning set forth in Section 1.

“Prior Plan” means the Bankrate, Inc. 2011 Equity Compensation Plan.

“Prior Plan Award” means an award granted under the Prior Plan.

“Qualified Performance-Based Awards” means (a) Options, (b) Stock Appreciation Rights, and (c) all other Awards that are designated as such pursuant to Section 10.1.

“Qualified Performance Goals” has the meaning set forth in Section 10.3.

“Reporting Person” means a Person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Shares.

“Replaced Award” has the meaning set forth in Section 11.2.

“Replacement Award” has the meaning set forth in Section 11.2.

“Restricted Shares” means Shares that are granted or delivered subject to restrictions in accordance with Section 7.3.

“Restricted Stock Units” means Awards granted as set forth in Section 7.5.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and any successor thereto.

“Separation from Service” has the meaning set forth in Section 12.4(b).

“Share Change” means a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization, or another event similar to any of the foregoing, affecting the capital structure of the Company, or a separation or spin-off of an Affiliate without consideration or other extraordinary dividend of cash or other property to the Company’s stockholders.

“Shares” means shares of Company common stock, par value $0.01 per share. If there has been an adjustment or substitution pursuant to Section 5.5, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which the Shares are adjusted pursuant thereto.

“Stock Appreciation Right” means a right described in Section 6.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the Company, as applicable, owns or controls, directly or indirectly, a majority of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

“Termination of Service” of a Participant or any other individual occurs when the Participant or other individual is no longer either an employee of the Company or any of the Subsidiaries (including, without limitation, because the entity that employs the Participant or other individual has ceased to be a Subsidiary), or a member of the Board, as applicable.

Section 3.	Effective Date and Term of this Plan

This Plan was approved by the Board on June 12, 2015, subject to approval by the Company’s stockholders. This Plan shall be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”). No further grants may be made under this Plan after the 10th anniversary of the Effective Date. Effective as of the Effective Date, no further equity compensation awards shall be granted under the Prior Plan, it being understood that outstanding awards under the Prior Plan shall remain in full force and effect under the Prior Plan.

Section 4.	Administration

4.1 Delegation. This Plan shall be administered by the Committee except to the extent the Committee delegates administration pursuant to this Section 4.1. The Committee may delegate all or a portion of the administration of this Plan to one or more committees, or to senior managers of the Company or its Subsidiaries, and may authorize further delegation by such committees to senior managers of the Company or its Subsidiaries, in each case to the extent permitted by Delaware law; provided that determinations regarding the timing, pricing, amount, and terms of any Award to a Reporting Person shall be made only by the Committee; and provided, further, that no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, finally, that no delegation may be made of the powers granted to the Committee under Section 12.15. Any such delegation may be revoked by the Committee at any time.

4.2 Scope of Authority. The Committee shall have full power and authority to administer and interpret this Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of this Plan as the Committee deems necessary or advisable. The Committee’s powers include, but are not limited to (subject to the specific limitations described herein) the authority:

(a) to determine the Eligible Participants to be granted Awards under this Plan;

(b) to determine the size and applicable terms and conditions of grants to be made to such employees;

(c) to determine the time when Awards will be granted;

(d) to determine the terms and conditions of any grant, including, without limitation, the Exercise Price, any vesting condition, restriction, or limitation (which may contain Performance Goals relating to the performance of the Participant, the Company, or an Affiliate), and any acceleration of vesting or waiver of forfeiture regarding any grant and the Shares relating thereto (except to the extent that such discretion would cause a Qualified Performance-Based Award to fail to so qualify);

(e) to determine whether a resignation was voluntary and whether and under what circumstances there has been a Termination of Service; and

(f) to modify, amend, or adjust the terms and conditions of any grant made to a Participant, at any time; provided that the Committee may not reprice any outstanding Option or Stock Appreciation Right by reducing the Exercise Price thereof or canceling such Award in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the pre-cancellation Option or Stock Appreciation Right.

4.3 Actions and Interpretations. The Committee’s interpretations of this Plan and of Award Agreements, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to this Plan or any Awards granted hereunder, shall be in its sole discretion and final, binding, and conclusive on all interested parties, including the Company, an Affiliate, stockholders of any of those entities, and all former, present, and future employees thereof. The Committee may, with respect to all questions of accounting, rely conclusively upon any determination made by the internal accountants of the Company.

4.4 Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

4.5 Award Agreements. Each Award shall be evidenced by an Award Agreement.

Section 5.	Shares Authorized

5.1 Total Number. The total number of Shares available for delivery pursuant to Awards under this Plan is 8,008,157 (subject to increase pursuant to Section 5.4 in connection with Shares subject to Prior Plan Awards granted prior to June 12, 2015 that are not delivered). Delivery of Shares pursuant to an Award (or a Prior Plan Award granted on or after June 12, 2015) shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such delivered Share.

5.2 Other Limits. Notwithstanding anything in this Plan to the contrary, (a) no Eligible Participant shall be granted Options and Stock Appreciation Rights, in the aggregate, for more than 750,000 Shares during any calendar year; (b) no Eligible Participant shall be granted Qualified Performance-Based Awards other than Options and Stock Appreciation Rights representing more than 1,600,000 Shares in the aggregate during any calendar year; and (c) no Eligible Participant who is a Non-Employee Director shall be granted Awards covering Shares with a Fair Market Value (measured as of the applicable Grant Date) in excess of $500,000 during any calendar year.

5.3 Source of Shares. The Shares that may be delivered pursuant to Awards granted under this Plan may be authorized but unissued Shares not reserved for any other purposes or Shares held in or acquired for the treasury of the Company, or both.

5.4 Share Counting Rules. To the extent any Award or Prior Plan Award(other than a Prior Plan Award granted on or after the Effective Date) is forfeited, any Option (and the related Stock Appreciation Right, if any) or any Stock Appreciation Right not related to an Option (or any stock option or stock appreciation right that is a Prior Plan Award granted prior to the

Effective Date) terminates, expires, or lapses without being exercised, the Shares subject to such Awards or Prior Plan Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards. For purposes hereof, (a) if a Stock Appreciation Right (or a stock appreciation right that is a Prior Plan Award) is exercised for Shares, the total number of Shares subject to such Stock Appreciation Right (or such stock appreciation right) will be deemed delivered hereunder and shall not again be available for delivery in connection with Awards, (b) if the Exercise Price of any Option (or any stock option that is a Prior Plan Award) is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the total number of Shares subject to such Option (or such stock option) shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards, and (c) Shares subject to an Award or Prior Plan Award granted prior to the Effective Date that are not delivered to an Eligible Participant because such Shares are used to satisfy an applicable tax withholding obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards; and (d) Shares purchased on the open market using the cash proceeds from the exercise of an Option (or any stock option that is a Prior Plan Award) shall not be added to the Shares available for delivery hereunder in determining the maximum number of Shares available for delivery pursuant to Awards under this Plan.

5.5 Share and Other Adjustments. Notwithstanding any other provision of this Plan, in the event of a Corporate Transaction, the Committee or the Board may in its discretion make, and in the event of a Share Change, the Committee or the Board shall make, such adjustments as it deems appropriate and equitable in the aggregate number and kind of shares reserved for delivery pursuant to Awards under this Plan, in the limitations set forth in this Section 5, in the number and kind of shares subject to outstanding Awards, in the Exercise Price of outstanding Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided that the number of shares subject to any Award shall always be a whole number and that no adjustment will be permissible hereunder to the extent it would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption. Shares delivered under this Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall not reduce or be counted against the maximum number of Shares available for delivery under this Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the Applicable Exchange for equity compensation plans applies.

Section 6.	Options and Stock Appreciation Rights

6.1 Grants. Options and Stock Appreciation Rights may be granted at such time or times determined by the Committee following the Effective Date to any Eligible Participant. Options granted hereunder may be of two types: Incentive Options and Nonqualified Options. Each Option and each Stock Appreciation Right shall be granted subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Agreement, including any provisions as to continued employment or continued service as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions, any provisions that may be advisable to comply with applicable laws, regulations, or the rulings of any governmental authority, and in the case of Options, whether such Option is intended to be an Incentive Option or a Nonqualified Option.

6.2 Options.

(a) Exercise Price. The Exercise Price per Share of an Option shall be established by the Committee in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. No exercise of an Option shall be effective before payment of the Exercise Price therefor.

(b) Method of Payment. The Exercise Price for Shares purchased upon exercise of an Option shall be paid upon such terms as shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of such Options having a Fair Market Value on the date of exercise equal to the Exercise Price, or that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the Exercise Price as payment; provided that any such Shares that were not acquired by the Participant in open-market purchases have been owned by the Participant for at least six months free of any restrictions and without being subject to forfeiture.

(c) Additional Rules for Incentive Options. Notwithstanding any other provision of this Plan to the contrary, no Option that is intended to qualify as an Incentive Option may be granted to any Eligible Participant who at the time of such grant owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless, at the time such Option is granted, the exercise price is at least 110% of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time an Option for the Shares is granted) for which Incentive Options are exercisable for the first time by a Participant during any calendar year, under all of the “incentive stock option” plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Nonqualified Option.

6.3 Stock Appreciation Rights.

(a) Nature of Right. A Stock Appreciation Right shall entitle its holder to receive, upon exercise, a payment, in cash or Shares as described in Section 6.3(d), equal to (i) the excess of (A) the Fair Market Value of a Share on the date of exercise of a Stock Appreciation Right, over (B) the per-Share Exercise Price of the Stock Appreciation Right, times (ii) the number of Shares as to which it is being exercised. A Stock Appreciation Right may be granted either with a related Option at the time the Option is originally granted or thereafter, or without a related Option.

(b) Exercise Price. The Exercise Price per Share of a Stock Appreciation Right that has a related Option shall equal the Exercise Price per Share of the related Option. The Exercise Price per Share of a Stock Appreciation Right that does not have a related Option shall be established in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

(c) Grant with Related Option. A Stock Appreciation Right that is granted with a related Option shall be subject to the same terms and conditions as the Option, shall be exercisable only to the extent its related Option is exercisable, and shall terminate or be forfeited and cease to be exercisable when the term of the related Option expires or the related Option is forfeited.

(d) Form of Payment. The Committee shall determine, in each case, whether the payment to a Participant upon exercise of a Stock Appreciation Right will be in the form of all cash, all Shares (which may be Restricted Shares), or any combination thereof. If payment is to be made in Shares, the number of Shares shall be equal to the amount of the payment, as described in the first sentence of Section 6.3(a), divided by the Fair Market Value of a Share on the date of exercise.

(e) Proceeds. The Committee shall determine the timing of any payment made in cash, Shares, or a combination thereof upon exercise of a Stock Appreciation Right hereunder, whether in a lump sum, in annual installments, or otherwise deferred, and the Committee shall determine whether such payments may bear interest pursuant to Section 9.

6.4 Exercise of Options or Stock Appreciation Rights; Term. An Option or Stock Appreciation Right, or portion thereof, may be exercised during the period beginning on the date when it first becomes exercisable in accordance with its terms, and ending upon the expiration of its term or, if sooner, when it is forfeited as a result of a Termination of Service or otherwise in accordance with the terms and conditions of the Option or Stock Appreciation Right. Subject to the provisions of Section 6.5, the term of an Option or Stock Appreciation Right shall expire on such date, not later than the tenth anniversary of the Grant Date, as set forth in the applicable Award Agreement. The exercise of all or a portion of a Stock Appreciation Right granted with a related Option shall result in the forfeiture of all or a corresponding portion of the related Option and vice versa. To exercise an Option or Stock Appreciation Right, a Participant shall give notice to the Company or its agent, specifying the number of Shares with respect to which the Option or Stock Appreciation Right is being exercised, and otherwise complying with such procedures as the Committee may from time to time establish.

6.5 Effect of Termination of Service. The effect of a Participant’s Termination of Service on any Option or Stock Appreciation Right then held by the Participant, to the extent it has not previously expired or been exercised, shall be set forth in the applicable Award Certificate. Notwithstanding anything in any Award Agreement to the contrary, in no event shall an Option or Stock Appreciation Right be exercisable after expiration of its term.

6.6 No Obligation to Exercise Option or Stock Appreciation Right. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant or upon a beneficiary of a Participant to exercise such Option or Stock Appreciation Right.

Section 7.	Shares, Restricted Shares, and Restricted Stock Units

7.1 Awards. An Award of Shares, Restricted Shares, or Restricted Stock Units may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The terms and conditions of payment of any Award, including, without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares shall be set forth in the applicable Award Agreement.

7.2 Shares. For the purpose of determining the number of Shares to be used in payment of an Award denominated in cash but payable in whole or in part in Shares or Restricted Shares, the cash value of the Award to be so paid shall be divided by the Fair Market Value of a Share on the date of the determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date such Award is paid.

7.3 Restricted Shares. An Award of Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. Except to the extent otherwise provided in the applicable Award Agreement, the Participant shall have all of the rights of a stockholder with respect to such Restricted Shares; provided that, upon the Company’s payment of an ordinary cash dividend with respect to Shares, such dividends shall not be paid immediately with respect to outstanding Restricted Shares, shall instead be subject to the same restrictions applicable to the underlying Restricted Shares (including forfeiture), and shall be paid no later than 30 days following the vesting of the underlying Restricted Shares. In the event of the Company’s payment to stockholders of a dividend or distribution other than an ordinary cash dividend, the treatment shall be subject to Section 5.5.

7.4 Terms and Conditions of Restricted Shares. An Award of Restricted Shares shall be subject to such terms and conditions, and to such restrictions against sale, transfer, or other disposition, as may be set forth in the applicable Award Agreement. In the event of the death of a Participant following the transfer of Restricted Shares to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant’s will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions, and provisions in effect at the time of the Participant’s death, to the extent applicable, unless otherwise set forth in the applicable Award Agreement.

7.5 Restricted Stock Units. The Awards of Shares that may be granted pursuant to this Section 7 include, without limitation, Restricted Stock Units. Restricted Stock Units represent the right to receive Shares or cash in the future, at such times, and subject to such conditions, as the Committee shall determine. A Participant to whom Restricted Stock Units are awarded shall have no rights as a stockholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Restricted Stock Units, however, may have dividend equivalent rights under Section 9.1, if so determined by the Committee.

Section 8.	Cash Awards

8.1 Award. An Award may be in the form of a Cash Award. Each Cash Award shall be granted subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Agreement, including, but not limited to, any provisions as to continued employment or continued service as consideration for the grant of such Cash Award, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations, or rulings of any governmental authority.

8.2 Performance-Based Cash Award Limitations. Cash Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 10. In addition, no Eligible Participant may be granted Cash Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $9,000,000.

Section 9.	Dividends, Dividend Equivalents, and Interest Equivalents

9.1 Dividends and Dividend Equivalents. The applicable Award Agreement may provide for the payment of dividend equivalents with respect to any Award (other than Options and Stock Appreciation Rights) pursuant to which Shares are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each Share subject to such Award, if it had been outstanding during the period between the date of the Award and the time each such Share is delivered or the Award is forfeited as to such Shares. Dividend equivalents may be: (a) paid in cash or Shares, either from time to time prior to or at the time of the delivery of such Shares; or (b) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times as may be set forth in the applicable Award Agreement. Notwithstanding the foregoing, in no event may any dividends or dividend equivalents with respect to any Awards that are subject to Performance Goals be paid until vesting (if any) of such Awards.

9.2 Interest Equivalents. The applicable Award Agreement may provide for payment of interest equivalents (a) on any portion of any Award payable at a future time in cash, and (b) on dividend equivalents that are payable at a future time in cash.

9.3 Restricted Shares. The applicable Award Agreement may provide that dividends paid on Restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

Section 10.	Qualified Performance-Based Awards

10.1 Designation of Qualified Performance-Based Awards. When granting any Award under this Plan, other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may become a Covered Employee with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

10.2 Special Rules for Qualified Performance-Based Awards. Notwithstanding any other provision of this Plan, each Qualified Performance-Based Award shall be earned only upon the achievement of one or more Qualified Performance Goals (as defined in Section 10.3), as certified by the Committee, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (a) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Qualified Performance Goals will be waived upon the death or Disability of the grantee of such Award, and (b) the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested, and/or payable (as applicable) shall be less than the portion that would be earned, vested, and/or payable based solely upon application of the applicable Qualified Performance Goals. Qualified Performance-Based Awards may contain additional vesting requirements unrelated to performance, such as requirements based on continued service.

10.3 Definition and Establishment of Qualified Performance Goals. The term “Qualified Performance Goal” means a Performance Goal that underlies a Qualified Performance-Based Award. The achievement of Qualified Performance Goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as determined by the Committee in connection with the timely establishment of such Qualified Performance Goals. The Committee shall establish the Qualified Performance Goal or Goals applicable to a Qualified Performance-Based Award within the time period required by the Section 162(m) Exemption.

Section 11.	Change in Control Provisions

11.1 General. The provisions of this Section 11 shall, subject to Section 5.5, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

11.2 Impact of a Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (a) all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Grants (other than any Awards subject to Performance Goals) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.3 (any award meeting the requirements of Section 11.3, a “Replacement Award”) is provided to the Participant pursuant to Section 5.5 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (b) any Award subject to Performance Goals that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such Award (with all applicable Performance Goals deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

11.3 Replacement Awards. An Award shall meet the conditions of this Section 11.3 (and hence qualify as a Replacement Award) if: (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 5.5; (c) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (d) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 11.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

11.4 Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company other than for Cause within 24 months following a Change in Control, (a) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (b) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Option or Stock Appreciation Right (other than an Incentive Option) held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the earlier of (i) the expiration of the stated full Term of such Option or Stock Appreciation Right and (ii) the third anniversary of the date of such Termination of Service.

11.5 Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the

“Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by a Permitted Holder, or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii), and (iii) of Section 11.5(c);

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company to a Person, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and excluding the Permitted Holders) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Section 12.	Miscellaneous Provisions

12.1 Transferability.

(a) During a Participant’s lifetime, his or her Options and Stock Appreciation Rights shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

(b) Without limiting the generality of Section 12.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

12.2 No Right to Continued Employment or Service. Nothing contained in this Plan, any Award Agreement, or any booklet or document describing or referring to this Plan shall be deemed to confer on any Eligible Participant the right to continue as an employee of the Company or an Affiliate or as a Director or director of a Subsidiary, whether for the duration of a Participant’s Award vesting schedule or otherwise, or affect the right of the Company or an Affiliate to terminate the employment or service of any such Person for any reason.

12.3 Governing Law; Construction. This Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to sections are for purposes of reference only, and shall in no way limit, define, or otherwise affect the meaning or interpretation of this Plan.

12.4 Certain Tax Matters.

(a) Notwithstanding any other provision of this Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state, or local, domestic or foreign, to withhold in connection with the grant or exercise of any Option or otherwise in connection with any Option, any Stock Appreciation Right or the exercise thereof, or otherwise in connection with any Award, including, without limitation, the withholding of cash or Shares that would be paid or delivered pursuant to such exercise or Award or any other exercise or Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or any other Award under this Plan in an amount sufficient to reimburse the Company for the minimum amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or any other Award under this Plan, in order to withhold or reimburse the

Company for the minimum amount it is required to so withhold. In addition, the Committee may establish appropriate procedures to ensure that it receives prompt notice of any event that may make available to the Company or any Affiliate any tax deduction in connection with an Award.

(b) This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Participant’s Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the Participant’s estate within 30 days after the date of the Participant’s death.

12.5 Foreign Participants. To facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. The Committee may approve any supplements to, or amendments, restatements, or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 12.5 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided that no such supplements, amendments, restatements, or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

12.6 No Rights as a Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares to be delivered pursuant to an Award prior to the date that the Participant is recorded as the holder of such Shares on the records of the Company and such Shares are delivered to such Participant by book-entry registration or delivery of a certificate or certificates therefor to the Participant, or to a custodian or escrow agent designated by the Committee (which may include, without limitation, the Company or one or more of its employees).

12.7 No Right to Award. No employee or other person shall have any claim or right to be granted an Award under this Plan. Having received an Award under this Plan shall not give a Participant or other Person any right to receive any other Award under this Plan. A Participant shall have no rights or interests in any Award, except as set forth herein and in the applicable Award Agreement.

12.8 Unfunded Plan. It is presently intended that this Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of this Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Shares relating to Awards granted pursuant to this Plan.

12.9 Notice. Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage prepaid, as follows: (a) if to the Company, at its principal business address to the attention of the Secretary; and (b) if to any Participant, at the last address of the Participant known to the sender at the time such notice or other communication is sent.

12.10 Inurement of Rights and Obligations. The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

12.11 Costs and Expenses of this Plan. Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

12.12 No Limitation on Rights of the Company.

(a) The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. Further, this Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Awards, other than under this Plan, to or with respect to any other Person.

(b) If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Incentive Plan. All Shares issued pursuant to Awards that are forfeited shall revert to the Company upon such forfeiture.

12.13 Legal Requirements.

(a) Restrictions on Resale. Notwithstanding any other provision of this Plan, no Participant who acquires Shares pursuant to this Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act), sell such Shares, unless such offer and sale is made (a) pursuant to an effective registration statement under the Securities Act, which is current and includes the Shares to be sold, or (b) pursuant to an appropriate exemption from the registration requirement of the Securities Act, such as that set forth in Rule 144 promulgated under the Securities Act.

(b) Registration, Listing and Qualification of Shares. Notwithstanding any other provision of this Plan, if at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon any securities exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the Securities Act or applicable state or foreign law or to take any other action to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

12.14 Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

12.15 Amendment or Termination.

(a) The Committee may, from time to time, amend or modify this Plan or any outstanding Awards, including, without limitation, to authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or terminate this Plan or any provision thereof; provided that amendments or modifications to this Plan shall require the approval of the stockholders normally entitled to vote for the election of Directors if (i) they would permit the Company to reprice any outstanding Option or Stock Appreciation Right (by reducing the Exercise Price thereof or cancelling such Award in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the pre-cancellation Option or Stock Appreciation Right), or (ii) such approval is required by applicable law or the listing standards of the Applicable Exchange; and provided, further, that amendments to Section 5.1 shall require the approval of the Board.

(b) No amendment to or termination of this Plan or any provision hereof, and no amendment to or cancellation of any outstanding Award shall, without the written consent of the affected Participant, adversely affect any outstanding Award.

(c) Notwithstanding the above provisions, the Committee shall have authority to amend outstanding Awards and this Plan to take into account changes in law and tax and accounting rules, and to grant Awards that qualify for beneficial treatment under such rules, without stockholder approval and without the consent of affected Participants.